Exhibit 8.1

LIST OF SUBSIDIARIES (EXHIBIT)

Entity	Jurisdiction of Incorporation	Business	Shareholding Directly And Indirectly 2020	Shareholding Directly And Indirectly 2019	Shareholding Directly And Indirectly 2018
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%	98.81%	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	100.00%	100.00%	100.00%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100.00%	100.00%	100.00%
Renting Colombia S.A.S.	Colombia	Operating leasing	100.00%	100.00%	100.00%
Transportempo S.A.S.	Colombia	Transportation	100.00%	100.00%	100.00%
Inversiones CFNS S.A.S.	Colombia	Investments	99.94%	99.94%	99.94%
Pasarela Colombia S.A.S (Before BIBA Inmobiliaria S.A.S.)	Colombia	Real estate broker	100.00%	100.00%	100.00%
Fondo de Capital Privado Fondo Inmobiliario Colombia.(1)	Colombia	Real estate broker	49.96%	49.96%	51.29%
P.A. Inmuebles CEM(2)	Colombia	Mercantil trust	49.96%	-	-
P.A. Calle 92 FIC-11(2)	Colombia	Mercantil trust	32.47%	-	-
P.A. FIC Edificio Corfinsura(2)	Colombia	Mercantil trust	49.96%	-	-
P.A. FIC-A5(2)	Colombia	Mercantil trust	49.96%	-	-
P.A. FIC Inmuebles(2)	Colombia	Mercantil trust	49.96%	-	-
P.A. FIC Clínica de Prado(2)	Colombia	Mercantil trust	38.49%	-	-
P. A. FIC A6(2)	Colombia	Mercantil trust	49.96%	-	-
P.A. Central Point(2)	Colombia	Mercantil trust	37.47%	-	-
Fideicomiso Irrevocable de Garantía, Fuente de Pago y Administración Inmobiliaria Polaris(2)	Colombia	Mercantil trust	49.96%	-	-
P.A. Fideicomiso Twins Bay(2)	Colombia	Mercantil trust	49.96%	-	-
Fideicomiso Lote Av San Martín(2)	Colombia	Mercantil trust	49.96%	-	-
P.A. Fideicomiso Lote 30(2)	Colombia	Mercantil trust	49.96%	-	-
Valores Simesa S.A.(3)	Colombia	Investments	67.11%	67.11%	67.73%
Fideicomiso "Lote Abelardo Castro".	Colombia	Mercantil trust	66.77%	66.77%	67.39%
Fideicomiso Lote Distrito Vera B1B2(4)	Colombia	Mercantil trust	66.77%	66.77%	-
Fideicomiso Lote Distrito Vera B3B4(4)	Colombia	Mercantil trust	66.77%	66.77%	-
Bancolombia Panamá S.A.	Panama	Banking	100.00%	100.00%	100.00%
Sistemas de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100.00%	100.00%	100.00%
Banagrícola S.A.	Panama	Investments	99.17%	99.17%	99.16%
Banistmo S.A.	Panama	Banking	100.00%	100.00%	100.00%
Banistmo Investment Corporation S.A.	Panama	Trust	100.00%	100.00%	100.00%
Financomer S.A.	Panama	Financial services	100.00%	100.00%	100.00%
Leasing Banistmo S.A.	Panama	Leasing	100.00%	100.00%	100.00%
Valores Banistmo S.A.	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Banistmo Panama Fondo de Inversión S.A. (Before Suvalor Panamá Fondos de Inversión S.A.)	Panama	Holding	100.00%	100.00%	100.00%
Fondo Renta Fija Valor, S.A. (before Suvalor Renta Fija Internacional Largo Plazo S.A.)(5)	Panama	Collective investment fund	-	-	100.00%
Suvalor Renta Fija Internacional Corto Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%	100.00%

Entity	Jurisdiction of Incorporation	Business	Shareholding Directly And Indirectly 2020	Shareholding Directly And Indirectly 2019	Shareholding Directly And Indirectly 2018
Suvalor Renta Variable Colombia,S.A.(6)	Panama	Collective investment fund	100.00%	100.00%	-
Banistmo Capital Markets Group Inc.(7)	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Anavi Investment Corporation S.A.(7)	Panama	Real estate broker	100.00%	100.00%	100.00%
Desarrollo de Oriente S.A.(7)	Panama	Real estate broker	100.00%	100.00%	100.00%
Steens Enterpresies S.A.(7)	Panama	Portfolio holder	100.00%	100.00%	100.00%
Ordway Holdings S.A.(7)	Panama	Real estate broker	100.00%	100.00%	100.00%
Grupo Agromercantil Holding S.A.(8)	Panama	Holding	100.00%	60.00%	60.00%
Banco Agrícola S.A.	El Salvador	Banking	97.36%	97.36%	97.36%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.37%	97.37%	97.37%
Credibac S.A. de C.V.	El Salvador	Credit card services	97.36%	97.36%	97.36%
Valores Banagrícola S.A. de C.V.	El Salvador	Securities brokerage	98.89%	98.89%	98.89%
Inversiones Financieras Banco Agrícola S.A IFBA	El Salvador	Investments	98.89%	98.89%	98.89%
Gestora de Fondos de Inversión Banagricola S.A.	El Salvador	Administers investment funds	98.89%	98.89%	98.89%
Arrendamiento Operativo CIB S.A.C.(9)	Peru	Operating leasing	-	-	100.00%
FiduPerú S.A. Sociedad Fiduciaria(9)	Peru	Trust	-	-	98.81%
Banco Agromercantil de Guatemala S.A.(8)	Guatemala	Banking	99.59%	59.72%	59.72%
Seguros Agromercantil de Guatemala S.A (8)	Guatemala	Insurance company	79.90%	47.93%	47.93%
Financiera Agromercantil S.A.(8)	Guatemala	Financial services	100.00%	60.00%	60.00%
Agrovalores S.A.(8)	Guatemala	Securities brokerage	100.00%	60.00%	60.00%
Arrendadora Agromercantil S.A.(8)	Guatemala	Operating Leasing	100.00%	60.00%	60.00%
Agencia de Seguros y Fianzas Agromercantil S.A.(8)(10)	Guatemala	Insurance company	100.00%	60.00%	60.00%
Asistencia y Ajustes S.A.(8)	Guatemala	Services	100.00%	60.00%	60.00%
Serproba S.A.(8)	Guatemala	Maintenance and remodelling services	100.00%	60.00%	60.00%
Servicios de Formalización S.A.(8)	Guatemala	Loans formalization	100.00%	60.00%	60.00%
Conserjeria, Mantenimiento y Mensajería S.A.(8)(10)	Guatemala	Maintenance services	100.00%	60.00%	60.00%
Mercom Bank Ltd.(8)	Barbados	Banking	99.59%	59.72%	59.72%
New Alma Enterprises Ltd.(8)	Bahamas	Investments	99.59%	59.72%	59.72%
Bancolombia Puerto Rico Internacional Inc.	Puerto Rico	Banking	100.00%	100.00%	100.00%
Bancolombia Caymán S.A.(11)	Cayman Islands	Banking	100.00%	100.00%	100.00%
Bagrícola Costa Rica S.A.	Costa Rica	Outsourcing	99.17%	99.17%	99.16%
(1)	The Bank's shareholding decreased during 2019 and 2020. However, the entity is defined as a subsidiary, given the significant control and influence over the PA. management board responsible for appointing the management staff and the employees of the PA.
(2)	In 2020, the Bank consolidated certain equity securities that are controlled through its subsidiary Fondo de Capital Privado Fondo Inmobiliario Colombia, due to the control definition is met according to IFRS 10. This equity securities are considered as a business, because of its capacity to generate income.
(3)	The decrease in the shareholding is due to the repurchase outstanding stock carried out by the subsidiary during 2018 and 2019.
(4)	Investments effected in 2019.
(5)	Investment not consolidated during 2019 because it does not meet control requirements.
(6)	Investment consolidated by Banistmo during 2019.
(7)	Investments in non-operational stage.

(8)	On September 29, 2020, Grupo Bancolombia acquired 40% of the shareholdings of Grupo Agromercantil Holding (GAH), a company that owns the financial conglomerate Agromercantil of Guatemala.
(9)	Companies sold during 2019.
(10)	Companies in liquidation.
(11)	On October 5, 2020, the Board of Directors of Bancolombia Panamá (parent company of Bancolombia Cayman), authorized the decision to wind-down the business and operations of its subsidiary in Cayman. The wind-down would be completed before the end of the year 2021. For further information, see Note 1. Reporting entity.